Exhibit 99.1

For Further Information: John P. Jordan Executive Vice President & CFO 203.740.5671 jjordan@photronics.com

Photronics Names Frank Lee Chief Executive Officer
and Welcomes Adam Lewis to Board of Directors

Brookfield, Conn. May 16, 2022 (GLOBE NEWSWIRE) -- Photronics, Inc. (Nasdaq: PLAB), a worldwide leader in photomask technologies and solutions, announced today that Dr. Frank Lee, who was named President on March 14, 2022, has been named Chief Executive Officer and will join the company’s Board of Directors. Constantine (“Deno”) Macricostas, who in addition to his role as Chairman of the Board had also been serving as interim CEO. He will continue to serve as Chairman.

"The Board believes Frank is the right person to lead Photronics forward as we continue to invest in growth globally, particularly in Asia, building on our industry-leading position across the photomask market,” said Mr. Macricostas. “With his long and successful track record, Frank has gained the confidence of the Board and the entire organization in his ability to lead us through our next phase of growth."

Dr. Lee stated, “I am honored and grateful for the trust placed in me and excited for the opportunity to advance our growth strategy. Photronics’ global employees are the best in the industry. Together, we can continue to bring leading technology and outstanding customer service to semiconductor and flat panel display manufacturers around the world.”

The company also announced today that Adam Lewis is joining its Board of Directors as an independent director. Adam has over 20 years of experience in financial advisory to technology companies with a focus on digital infrastructure and cyber security. “Adam is a welcome addition to our Board, bringing financial expertise and experience in strategic planning for growth-focused businesses,” continued Mr. Macricostas. “Photronics is focused on executing our strategic growth plans for continued global expansion in the photomask industry, and we believe Adam will bring an important voice to our Board discussions.”

“I am excited to join a company that values technology-enabling innovation,” stated Mr. Lewis. “I look forward to working with the Board and bringing my broad experience, including governance advisory, to help the company.”

About Frank Lee

Dr. Lee’s career includes roles at Fairchild Semiconductor, Intel and Soliconix. He was Vice President of Operations of Texas Instruments-Acer (a TI/Acer joint venture) in Taiwan and held leadership positions with TSMC-Acer in Taiwan, and UMC in Taiwan. Prior to joining Photronics in 2006, he was CEO of NSMC. Dr. Lee holds a BS in Nuclear Engineering from Tsinghua University and a M.S. and Ph.D. in Materials Science from the University of Cincinnati.

About Adam Lewis

Mr. Lewis has over 20 years of experience in investment banking, executive financial management and private equity. Mr. Lewis joined DH Capital in 2007 and has advised digital infrastructure companies and investors on over 100 transactions, representing over $30 billion in aggregate transaction value. Prior to joining DH Capital, Mr. Lewis was Vice President of Finance at InfoHighway Communications where he was involved in the structuring and execution of highly strategic transactions that culminated in the successful exit to Broadview Networks in 2007. Mr. Lewis is a graduate of the University of Vermont and currently serves on the boards of SilverSky, Verge, Stackpath, Drive Sally, Kasi Cloud and Lokker.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 50 years. As of October 31, 2021, the company had 1,728 employees. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially. Please refer to the documents we file with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.photronics.com/riskfactors. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.